EXHIBIT 10.5

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [***].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SIXTH AMENDMENT TO
MASTER LEASE AGREEMENT

THIS SIXTH AMENDMENT TO MASTER LEASE AGREEMENT (this “Amendment”) dated this 1st day of July, 2010, is made and entered into by and between WAL-MART STORES EAST, LP, a Delaware limited partnership, WAL-MART STORES, INC., a Delaware corporation; WAL-MART LOUISIANA, LLC, a Delaware limited liability company; and WAL-MART STORES TEXAS, LLC, a Texas limited partnership, WAL-MART STORES ARKANSAS, LLC, an Arkansas Limited Liability Company (collectively “Landlord”) and CPI CORP., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Portrait Corporation of America, Inc. (“PCA”) entered into that certain Master Lease Agreement (the “Master Lease”) effective June 8, 2007;

WHEREAS, PCA assigned its right and obligations under the Master Lease to Tenant pursuant to that certain First Amendment to Master Lease Agreement dated June 20, 2007;

WHEREAS, Landlord and Tenant entered into a Second Amendment to the Master Lease dated August 20, 2007, wherein Paragraph 8.a.(2) of Appendix 1 replaced the date February 1, 2007 with June 8, 2007;

WHEREAS, Landlord and Tenant entered into a Third Amendment to the Master Lease dated April 15, 2008, wherein Sections 1.1.H, Section 1.1.K of the Master Lease and Sections 8(e)(1), 8(e)(2), 8(e)(3) and 8(e)(4) of Appendix-1 as well as Section 3 of the Appendix were modified;

WHEREAS, Landlord and Tenant entered into a Fourth Amendment to Master Lease Agreement dated October 30, 2009, wherein Paragraph 8.i of Appendix 1 of the Master Lease Agreement was modified to reflect [***];

WHEREAS, Landlord and Tenant entered into a Fifth Amendment to Master Lease Agreement dated June 3, 2010, wherein Landlord and Tenant amended Subsection 8.a.(4) of Appendix 1 to reflect for each Leased Premises from which Landlord received Tenant Base Rent for the period of July 1, 2008 through June 30, 2009 at a rate of [***], that the parties mutually agree to extend the Term for two (2) years; and

WHEREAS, Landlord and Tenant desire to further modify the Master Lease Agreement in accordance with the terms and provisions of this Amendment.

NOW, THEREFORE, in consideration of the premises and promises contained herein, and other good and valuable consideration, the receipt and sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

The Master Lease Agreement is hereby amended as follows:

1.
Section 3.5 - Extension of Lease Term:  The parties hereby agree that the Master Lease Agreement, which naturally expires on January 31, 2013, is hereby extended through January 31, 2016 with one three (3) year option to extend by mutual agreement of the parties.

2.	Section 7.3 – Store Renovation. The parties hereby agree to amend this Section 7 by adding the following language at the end of the first paragraph:

Tenant agrees to renovate the Leased Premises at the same time the Landlord renovates the Store, this renovation will be up to the current décor package. In consideration of the renovation, Landlord and Tenant agree to a new five (5) year lease extension (attachment “A”) beginning on 12/31 of the year of the Grand Opening of the renovated space.

3.	Section 7.3.B (3) – Store Renovation. New paragraph 3 to be added as follows:

“(3)   If, in conjunction with Store Renovations, Landlord determines, in its sole discretion, that there will not be space available for Tenant upon completion of the Store Renovations, Landlord may terminate this Master Lease Agreement and related Attachment A as to the applicable Leased Premises with ninety (90) days written notice to Tenant.  In the event such termination occurs during the first five (5) years of the Lease Term, for the applicable Leased Premises, [***].”

4.
Appendix 1 – Section 3 - Hours of Operations.  Is hereby amended to allow for a lunch hour on Saturdays from 2:00 – 3:00 p.m.  Tenant may post a professional sign within the Leased Premises indicating Tenant’s hours of operation.  Tenant must get Landlord’s approval prior to posting the sign.

5.	Appendix 1 – Section 7 - Covenants, Representations, and Warranties: Is hereby deleted in its entirety.

6.	Appendix 1 – Section 8 a.(1) - Lease Term: Is hereby deleted in its entirety.

7.	Appendix 1 – Section 8 a.(4) – Lease Term: Is hereby deleted in its entirety and is replaced by the following:

“(4)  For each Leased Premises from which Landlord receives from Tenant Base Rent and based on the previous calendar year sales, any store not meeting [***], Landlord and or Tenant, with one hundred twenty (120) days notice to each may ask for the Leased Premises to be turned back to Landlord in broom clean condition.”

8.	Appendix 1 – Section 8b.(6) – Rent: The parties hereby agree to adding a new paragraph (4) as follows:

(4) [***].  Landlord will pro-rate the current year based on a 365 day year effective from July 1, 2010.

9.	Appendix 1- Section 8 c. Rebranding. Is hereby deleted in its entirety.

10.	Appendix 1 – Section 8 d. Rebranding Escrow. Is hereby deleted in its entirety.

11.	Appendix 1 – Section 8 e. Store Closings. Is hereby deleted in its entirety.

12.	Appendix 1 – Section 8 f. (2) Additional Events of Default. Is hereby deleted in its entirety.

13.	Appendix 1 – Section 8 g. Additional Remedies. Is hereby deleted in its entirety.

14.	Wal-Mart Stores Arkansas, LLC. Is hereby added as an additional party to the Master Lease for those stores owned, leased, or operated in the state of Arkansas.

15.	Accuracy of Recitals. The foregoing recitals are true and correct and are hereby incorporated in this Amendment as if fully set forth herein.

16.	Definitions. Capitalized terms used in this Amendment without definition shall have the meaning assigned to them in the Master Lease, as amended, unless the context expressly requires otherwise.

17.	Headings. The section headings are for convenience of reference only and do not modify or restrict any provisions hereof and shall not be used to construe any provisions.

18.
Successors. This Amendment shall inure to the benefit of and bind the parties hereto and their respective executors, heirs, administrators, successors and assigns to the extent permitted by the Master Lease.

19.
Full Force and Effect. Except as expressly modified by this Amendment, the Master Lease, as amended by the First, Second, Third, Fourth and Fifth Amendments, remains unmodified in full force and effect and is ratified by the parties hereto.

20.
Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.  Facsimile signatures shall have the same force and effect as original signatures.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

Landlord:

WAL-MART STORES, INC.

By:	/s/Don R. Etheredge
Name: Don R. Etheredge
Title: Senior Director

WAL-MART STORES EAST, LP

By:	/s/Don R. Etheredge
Name: Don R. Etheredge
Title: Senior Director

WAL-MART STORES TEXAS, LLC

By:	/s/Don R. Etheredge
Name: Don R. Etheredge
Title: Senior Director

WAL-MART LOUISIANA, LLC

By:	/s/Don R. Etheredge
Name: Don R. Etheredge
Title: Senior Director

WAL-MART STORES ARKANSAS, LLC

By:	/s/Don R. Etheredge
Name: Don R. Etheredge
Title: Senior Director

Tenant:

CPI CORP.

By:	/s/Renato Cataldo
Name: Renato Cataldo
Title: CEO